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                                                                       Exhibit 2



                            Joint Filing Agreement

     This will confirm the agreement by and among all of the undersigned that the Schedule 13G, dated February 16, 1999, of Harry J. Sauer filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, no par value ("Common Stock"), of Acsys, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute but one and the same instrument.

Dated: February 16, 1999


                                                 /s/ Harry J. Sauer (SEAL)
                                                -------------------------------
                                                HARRY J. SAUER


                                                SAUER FAMILY FOUNDATION


                                                By: /s/ Harry J. Sauer
                                                   ---------------------------
                                                Name:   Harry J. Sauer
                                                Title:  President